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                                   EXHIBIT 21


                            WASHINGTON MUTUAL, INC.

                               SUBSIDIARY LISTING


WASHINGTON MUTUAL BANK

Incorporated under the laws of the state of Washington

DBA:    Washington Mutual Bank
        Washington Mutual Savings Bank
        Enterprise Bank
        Western Bank

WASHINGTON MUTUAL BANK, F.A.

Federally chartered under the laws of the United States
(Home office located in Stockton, California)

WASHINGTON MUTUAL BANK fsb

Federally chartered under the laws of the United States
(Home office located in Lake Oswego, Oregon)

DBA:    Washington Mutual Bank fsb

FIRST COMMUNITY INDUSTRIAL BANK

Incorporated under the laws of the state of Colorado

GREAT WESTERN THRIFT AND LOAN

Incorporated under the laws of the state of Utah

ARISTAR INSURANCE COMPANY

Incorporated under the laws of the state of South Carolina

ARISTAR LIFE INSURANCE COMPANY

Incorporated under the laws of the state of Utah

CITY HOLDINGS REINSURANCE LIFE COMPANY

Incorporated under the laws of the state of Arizona